Exhibit 99.1

Regeneca, Inc. Announces Appointments to its Board of Directors

IRVINE, Calif., July 22, 2011 – Regeneca, Inc., (RGNA.PK), today announced the appointment of Dwight D. Baron and Hector A. Sectzer to its Board of Directors effective July 15, 2011. Mr. Baron and Mr. Sectzer will fill two current vacancies on the board. They will join CEO Matt Nicosia, President Adam Vincent Gilmer, and CRO James C. Short on the Board.

Regeneca's CEO Matt Nicosia commented, "We are pleased to announce the appointments of Mr. Baron and Mr. Sectzer to our Board of Directors which will help strengthen corporate governance and investor confidence. Their experience and relationships in the consumer goods and media advertising industries, both domestically and internationally, will be of great value as we continue to scale our Direct Response Network Marketing model.”

About Dwight D. Baron

Mr. Baron has over 20 years experience in Consumer Healthcare Sales and Management beginning his career with Johnson & Johnson in 1980. In 1985, Mr. Baron joined Wyeth’s Consumer Healthcare Division to help with their RX to OTC launch of the Advil Brand. During his almost 20 years at Wyeth, Mr. Baron held numerous positions including Director of Sales Administration and Planning. In 2004, Mr. Baron resigned from Wyeth to pursue full-time his interest and investments in real estate and serve as President of DBI Corporation, a company that he founded in 1996.

About Hector A. Sectzer

Mr. Sectzer is the CEO of Broadcast Communication Corporation (“BCC”), a worldwide broadcast media company. He has been with the company since its inception in 1990 and has been a guiding force during its formation and subsequent rapid growth. BCC is a leading provider of media exposure through thousands of media organizations worldwide, and they provide “call-to-action” commercials through their proprietary 1,200 TV station Network in the U.S. In addition to his work with BCC, Mr. Sectzer has been involved with a wide range of charitable organizations including “The City of Hope” and “Hands Across America”, and he was the co-founder of “Laugh Aid”, a non-profit organization that raised money for children afflicted with fatal diseases.

About Regeneca, Inc.

Regeneca, Inc. (Pink Sheets:RGNA.PK) was formed to create and commercialize premium products that help to improve health and fight the signs and symptoms of aging for a complete life of wellness and happiness, including our natural male enhancement product - RegenErect. We do this while drawing our products from the earth in an ethical strategy that will emphasize regrowth, reforestation and recycling. This is our "Whole Earth Whole Body” approach to health. More information can be found about Regeneca, Inc. at www.regeneca.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including, but not limited to, statements regarding Regeneca, Inc. and their plans, products and related market potential. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Regeneca, Inc.'s filings with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Regeneca undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Contact:

Regeneca, Inc.

1 Technology Drive, Suite C-515,

Irvine, CA 92618

Investor Relations
949-281-2600 extension 7
www.regeneca.com
ir@regeneca.com